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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                               September 12, 1997


                              UNISON SOFTWARE, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)

                  000-26198                          94-2696878
            ---------------------     -----------------------------------
            (Commission File No.)     (IRS Employer Identification Number)



                            5101 Patrick Henry Drive
                          Santa Clara, California 95054
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                    (Address of Principal Executive Offices)



                                 (408) 988-2800
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              (Registrant's Telephone Number, Including Area Code)


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Item 2.   ACQUISITION AND DISPOSITION OF ASSETS

     The Company has agreed to be acquired by a subsidiary of International Business Machines Corporation ("IBM") pursuant an Agreement and Plan of Merger (the "Merger Agreement") dated as of September 12, 1997. Under the terms of the Merger Agreement, IBM will acquire for $15.00 per share all outstanding shares of Company common stock and will assume all options to acquire shares of Company common stock. The merger is being accounted for as a purchase and is intended to qualify as a tax free reorganization (except to the extent Unison stockholders elect to receive cash in respect of their shares of Company common stock). Company stockholders may elect to receive, for all or part of their shares of Company common stock, cash or shares of IBM common stock, except that no more than 50% of the total transaction value will be paid in cash. If Company stockholders elect to receive cash in an aggregate amount in excess of 50% of the total transaction value, the Merger Agreement provides for a proration such that Company stockholders making the cash election will receive on a ratable basis cash and shares of IBM common stock in respect of those shares for which a cash election was made. There is no limit on the number of IBM shares of common stock issuable in the transaction. Company stockholders making a stock election in respect of all or a portion of their shares of Company common stock will be entitled to receive in exchange for each share of Company common stock for which a stock election is made a number of shares of IBM common stock equal to the Exchange Ratio. The "Exchange Ratio" is a fraction, the numerator of which is $15.00 and the denominator of which is the average closing sales price of IBM common stock over the 10 trading days immediately preceding the second trading day prior to the closing of the transaction.

     The closing of this transaction is subject to certain conditions, including antitrust clearance under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and approval by the Company's stockholders. The Company's two largest stockholders, who are also officers and directors of the Company, have agreed, among other things, to (i) vote their shares (representing approximately 32% of the Company's outstanding common stock) in favor of the merger and (ii) make a stock election in respect of at least 85% of their shares of Company common stock.



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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibit Number  Description
          --------------  -----------
               2.1 Agreement and Plan of Reorganization dated as of September 12, 1997 by and among International Business Machines Corporation, New Orchard Corp. and Unison Software, Inc., including certain exhibits thereto;

               2.2 Stockholders Agreement dated as of September 12, 1997 among International Business Machines Corporation, Donald Lee and Michael Casteel; and

               99.1 Press release, dated September 15, 1997, announcing the acquisition of Unison Software, Inc. by International Business Machines Corporation.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UNISON SOFTWARE, INC.


Dated:  September 12, 1997         By:  /s/ Richard J. Armitage
                                      --------------------------------------
                                         Richard J. Armitage
                                         Chief Financial Officer




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                                  EXHIBIT INDEX


Exhibit Number  Description
--------------  -----------
     2.1 Agreement and Plan of Reorganization dated as of September 12, 1997 by and among International Business Machines Corporation, New Orchard Corp. and Unison Software, Inc., including certain exhibits thereto;

     2.2 Stockholders Agreement dated as of September 12, 1997 among International Business Machines Corporation, Donald Lee and Michael Casteel; and

     99.1 Press release, dated September 15, 1997, announcing the acquisition of Unison Software, Inc. by International Business Machines Corporation.




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